EXHIBIT 99.1

Amtech Reports Second Quarter Fiscal 2025 Results

TEMPE, Ariz., May 12, 2025 -- Amtech Systems, Inc. ("Amtech") (NASDAQ: ASYS), a manufacturer of equipment and consumables for semiconductor fabrication and packaging, today reported results for its second quarter ended March 31, 2025.

Second Quarter Fiscal 2025 Financial and Operational Results:

•
Net revenue of $15.6 million
•
Cash of $13.4 million
•
Cash provided by operations of $0.2 million
•
GAAP net loss of $31.8 million
•
Non-GAAP net loss of $2.3 million(1)
•
Adjusted EBITDA of ($1.4) million (1)
•
Customer orders of $15.7 million
•
Backlog of $19.1 million

(1) See GAAP to non-GAAP and EBITDA and Adjusted EBITDA reconciliation in schedules following this release.

“Results for the second quarter fell short of expectations, with revenue and adjusted EBITDA coming in below guidance due to the delayed shipment of a horizontal diffusion furnace. In addition, the prolonged downturn for capital equipment serving our mature node semiconductor customers resulted in non-cash asset impairments and inventory write-downs. These were non-cash items, and we ended the quarter with a slightly higher cash balance.

I continue to be very encouraged by the strong demand we’re experiencing for semiconductor packaging equipment that supports AI infrastructure builds and by the meaningful progress we’ve made in improving our cost structure. With strong long-term growth drivers, including AI infrastructure investments and our initiatives to grow our consumables, parts and services revenue, we are well positioned to deliver profitable growth and create meaningful long-term value for our shareholders,” commented Mr. Bob Daigle, Chief Executive Officer of Amtech.

GAAP and Non-GAAP Financial Results

(in millions, except per share amounts)	Q2	Q1	Q2	6 Months	6 Months
	FY 2025	FY 2025	FY 2024	2025	2024
Revenues, net	$15.6	$24.4	$25.4	$40.0	$50.4
Gross (loss) profit	$(0.3)	$9.4	$8.5	$9.0	$16.7
Gross margin	-2.1%	38.4%	33.2%	22.6%	33.1%
Non-GAAP gross profit (1)	$5.7	$9.4	$8.6	$15.0	$18.0
Non-GAAP gross margin (1)	36.3%	38.4%	33.9%	37.6%	35.7%

GAAP net (loss) income	$(31.8)	$0.3	$1.0	$(31.5)	$(8.4)
GAAP net (loss) income per diluted share	$(2.23)	$0.02	$0.07	$(2.21)	$(0.59)
Non-GAAP net (loss) income (1)	$(2.3)	$0.8	$(0.2)	$(1.5)	$(0.8)
Non-GAAP net (loss) income per diluted share (1)	$(0.16)	$0.06	$(0.01)	$(0.10)	$(0.06)

(1) See GAAP to non-GAAP reconciliation in schedules following this release.

Net revenues decreased 36% sequentially from last quarter and decreased 39% from the second quarter of fiscal 2024. The decrease across both periods is primarily due to a shipping delay on a disputed order for approximately $4.9 million. In addition, prolonged weakness in the mature node semiconductor market driving reduced sales of wafer cleaning equipment, diffusion and high temperature furnaces, partially offset by higher sales of advanced packaging solutions.

GAAP gross margin decreased by $9.7 million sequentially compared to last quarter and decreased by $8.8 million dollars compared to the same prior year period. The decrease in both periods is primarily due to lower sales volume and $6.0 million in non-cash inventory write-downs during Q2 2025, driven by sustained weak demand from mature node semiconductor customers.

During the second quarter of fiscal 2025, we recorded $22.9 million in impairment charges due to $15.3 million in goodwill and $2.6 million in intangible asset impairment charges in our Semiconductor Fabrication Solutions segment and $5.0 million in goodwill impairment charges in our Thermal Processing Solutions segment. The impairment charges were due primarily to recent events in our markets, indicating the current demand weakness is expected to be systemic and last a prolonged period for the mature node semiconductor market.

Selling, General & Administrative (“SG&A”) expenses decreased $0.9 million sequentially from last quarter and decreased $1.1 million compared to the same prior year period. The decrease across both periods is primarily due to fixed cost reductions attributed to actions we have taken and lower commissions from the lower sales volume we experienced.

Research, Development and Engineering expenses decreased $44 thousand sequentially from last quarter and decreased $0.1 million compared to the same prior year period. The sequential decrease is due primarily to the timing of purchases related to specific projects. The decrease from prior year is attributable to development efforts in our Semiconductor Fabrication Solutions segment that did not recur.

GAAP net loss for the second quarter of fiscal 2025 was $31.8 million, or 2.23 cents per share. This compares to GAAP net income of $0.3 million, or 2 cents per share for the preceding quarter and GAAP net income of $1.0 million, or 7 cents per share, for the second quarter of fiscal 2024.

Non-GAAP net loss for the second quarter of fiscal 2025 was $2.3 million, or 16 cents per share. This compares to non-GAAP net income of $0.8 million, or 6 cents per share for the preceding quarter and non-GAAP net loss of $0.2 million, or 1 cents per share, for the second quarter of fiscal 2024.

Unrestricted cash and cash equivalents at March 31, 2025, were $13.4 million, compared to $11.1 million at September 30, 2024, due primarily to our focus on operational cash generation and strong accounts receivable collections from customers.

In discussing financial results for the three and six months ended March 31, 2025 and 2024 and the three months ended December 31, 2024, in this press release, the Company refers to certain financial measures that are adjusted from the financial results prepared in accordance with United States generally accepted accounting principles ("GAAP"). All non-GAAP amounts exclude certain adjustments for stock compensation expense, severance expense, expenses related to the discontinued product line, gain on the sale of our Arizona headquarters, moving expenses, amortization of acquired intangible assets, acquisition expenses, goodwill and intangible asset impairment, inventory write-down of mature node semiconductor products, and income tax benefit related to our acquisition of Entrepix, Inc. A tabular reconciliation of financial measures prepared in accordance with GAAP to the non-GAAP financial measures is included at the end of this press release.

Outlook

Operating results can be significantly impacted, positively or negatively, by the timing of orders, system shipments, logistical challenges, and the financial results of semiconductor manufacturers. Additionally, the semiconductor equipment industries can be cyclical and inherently impacted by changes in market demand. Actual results may differ materially in the weeks and months ahead.

For the third quarter ending June 30, 2025, we expect revenues in the range of $16-19 million with better growth from our advanced packaging equipment offsetting lower mature node semiconductor product lines. With our operational cost savings, we expect adjusted EBITDA to be nominally neutral. Although the near-term outlook for revenue and earnings remains challenging, we remain confident that our long-term prospects are strong for both our advanced packing equipment, consumables, parts, and services. We continue to optimize and reduce Amtech's structural costs. We believe these steps should significantly improve results and enhance profitability through market cycles.

A portion of Amtech's results is denominated in Renminbis, a Chinese currency. The outlook provided in this press release is based on an assumed exchange rate between the United States Dollar and the Renminbi. Changes in the value of the Renminbi in relation to the United States Dollar could cause actual results to differ from expectations.

Conference Call

Amtech Systems will host a conference call at 5:00 pm ET on Monday, May 12, 2025 to discuss our fiscal second quarter financial results. The call will be available to interested parties by dialing 1-800-717-1738. For international callers, please dial +1-646-307-1865. A live webcast of the conference call will be available in the Investor Relations section of Amtech’s website at: https://www.amtechsystems.com/investors/events.

A replay of the webcast will be available in the Investor Relations section of the company’s website at http://www.amtechsystems.com/conference.htm shortly after the conclusion of the call and will remain available for approximately 30 calendar days.

About Amtech Systems, Inc.

Amtech Systems, Inc. provides equipment, consumables and services for semiconductor wafer fabrication and device packaging. Our products are used in fabricating semiconductor devices, such as silicon carbide (SiC) and silicon (Si) power devices, digital and analog devices, power electronic packages, advanced semiconductor packages and electronic assemblies. We sell these products to semiconductor device and module manufacturers worldwide, particularly in Asia, North America and Europe.

Cautionary Note Regarding Forward-Looking Statements

Certain information contained in this press release is forward-looking in nature. All statements in this press release, or made by management of Amtech Systems, Inc. and its subsidiaries ("Amtech"), other than statements of historical fact, are hereby identified as "forward-looking statements" (as such term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995). The forward-looking statements in this press release relate only to events or information as of the date on which the statements are made in this press release. Examples of forward-looking statements include statements regarding Amtech's future financial results, delivering profitable growth, creating long-term value for our shareholders, long term future prospects, operating results, business strategies, projected costs, the optimization and reduction of structural costs, products under development, competitive positions, plans and objectives of Amtech and its management for future operations, efforts to improve operational efficiencies and effectiveness and profitably grow our revenue, and enhancements to our technologies and expansion of our product portfolio. In some cases, forward-looking statements can be identified by terminology such as "may," "plan," "anticipate," "seek," "will," "expect," "intend," "estimate," "believe," "continue," "predict," "potential," "project," "should," "would," "could", "likely," "future," "target," "forecast," "goal," "observe," and "strategy" or the negative of these terms or other comparable terminology used in this press release or by our management, which are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. The Form 10-K that Amtech filed with the Securities and Exchange Commission (the "SEC") for the year-ended September 30, 2024, listed various important factors that could affect the Company's future operating results and financial condition and could cause actual results to differ materially from historical results and expectations based on forward-looking statements made in this document or elsewhere by Amtech or on its behalf. These factors can be found under the heading "Risk Factors" in the Form 10-K and in our subsequently filed Quarterly Reports on Form 10-Qs, and investors should refer to them. Because it is not possible to predict or identify all such factors, any such list cannot be considered a complete set of all potential risks or uncertainties. Except as required by law, we undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events, or otherwise.

Contacts:
Amtech Systems, Inc.
Wade M. Jenke
Vice President and Chief Financial Officer
irelations@amtechsystems.com
Sapphire Investor Relations, LLC Erica Mannion and Michael Funari (617) 542-6180 irelations@amtechsystems.com

AMTECH SYSTEMS, INC.

(NASDAQ: ASYS)

(Unaudited)

Summary Financial Information

(in thousands, except percentages)

	Three Months Ended			Six Months Ended March 31,
	March 31, 2025	December 31, 2024	March 31, 2024	2025	2024
Amtech Systems, Inc.
Revenues, net	$15,580	$24,385	$25,433	$39,965	$50,353
GAAP gross (loss) profit	$(325)	$9,363	$8,451	$9,038	$16,670
Non-GAAP gross profit	$5,661	$9,363	$8,626	$15,024	$17,967
GAAP gross margin	(2)%	38%	33%	23%	33%
Non-GAAP gross margin	36%	38%	34%	38%	36%
Operating (loss) income	$(31,583)	$339	$1,363	$(31,244)	$(7,571)
New orders	$15,701	$18,070	$19,771	$33,771	$42,876
Backlog	$19,119	$18,998	$44,316	$19,119	$44,316
Thermal Processing Solutions Segment
Revenues, net	$10,575	$18,684	$17,441	$29,259	$34,968
GAAP gross profit	$350	$7,329	$5,040	$7,680	$11,199
Non-GAAP gross profit	$3,912	$7,329	$5,040	$11,242	$11,199
GAAP gross margin	3%	39%	29%	26%	32%
Non-GAAP gross margin	37%	39%	29%	38%	32%
Operating (loss) income	$(8,401)	$2,874	$896	$(5,528)	$1,977
New orders	$10,562	$13,167	$12,061	$23,729	$29,189
Backlog	$15,315	$15,328	$39,455	$15,315	$39,455
Semiconductor Fabrication Solutions Segment
Revenues, net	$5,005	$5,701	$7,992	$10,706	$15,385
GAAP gross (loss) profit	$(675)	$2,034	$3,411	$1,358	$5,471
Non-GAAP gross profit	$1,749	$2,034	$3,586	$3,782	$6,768
GAAP gross margin	(13)%	36%	43%	13%	36%
Non-GAAP gross margin	35%	36%	45%	35%	44%
Operating (loss) income	$(21,077)	$(358)	$900	$(21,435)	$(6,943)
New orders	$5,139	$4,903	$7,710	$10,042	$13,687
Backlog	$3,804	$3,670	$4,861	$3,804	$4,861

AMTECH SYSTEMS, INC.

(NASDAQ: ASYS)

(Unaudited)

Consolidated Statements of Operations

(in thousands, except per share data)

	Three Months Ended March 31,		Six Months Ended March 31,
	2025	2024	2025	2024
Revenues, net	$15,580	$25,433	$39,965	$50,353
Cost of sales	15,905	16,982	30,927	32,834
Intangible asset impairment	—	—	—	849
Gross (loss) profit	(325)	8,451	9,038	16,670

Selling, general and administrative	7,115	8,252	15,166	16,819
Research, development and engineering	832	921	1,709	2,509
Loss (gain) on sale of fixed assets	205	(2,197)	229	(2,197)
Goodwill impairment	20,353	—	20,353	6,370
Intangible asset impairment	2,569	—	2,569	430
Severance expense	184	112	256	310
Operating (loss) income	(31,583)	1,363	(31,244)	(7,571)

Interest income	27	14	31	33
Interest expense	(6)	(193)	(13)	(391)
Foreign currency gain (loss)	—	—	401	(187)
Other	22	9	42	9
(Loss) income before income tax provision	(31,540)	1,193	(30,783)	(8,107)
Income tax provision	272	223	717	281
Net (loss) income	$(31,812)	$970	$(31,500)	$(8,388)

(Loss) Income Per Share:
Net (loss) income per basic share	$(2.23)	$0.07	$(2.21)	$(0.59)
Net (loss) income per diluted share	$(2.23)	$0.07	$(2.21)	$(0.59)
Weighted average shares outstanding:
Basic	14,296	14,197	14,284	14,193
Diluted	14,296	14,209	14,284	14,193

AMTECH SYSTEMS, INC.

(NASDAQ: ASYS)

(Unaudited)

Consolidated Balance Sheets

(in thousands, except share data)

	March 31, 2025	September 30, 2024
Assets
Current Assets
Cash and cash equivalents	$13,426	$11,086
Accounts receivable (less allowance for credit losses of $146 and $103 at March 31, 2025 and September 30, 2024, respectively)	16,190	21,989
Inventories	20,805	26,867
Income taxes receivable	134	132
Other current assets	3,582	4,302
Total current assets	54,137	64,376
Property, Plant and Equipment - Net	10,439	11,647
Right-of-Use Assets - Net	15,436	16,596
Intangible Assets - Net	1,179	4,004
Goodwill	908	21,261
Deferred Income Taxes - Net	185	185
Other Assets	1,124	884
Total Assets	$83,408	$118,953
Liabilities and Shareholders’ Equity
Current Liabilities
Accounts payable	$5,201	$5,356
Accrued compensation and related taxes	1,904	2,057
Accrued warranty expense	427	602
Other accrued liabilities	705	477
Current maturities of finance lease liabilities and long-term debt	104	101
Current portion of long-term operating lease liabilities	2,141	2,041
Contract liabilities	6,208	8,965
Total current liabilities	16,690	19,599
Finance Lease Liabilities and Long-Term Debt	135	189
Long-Term Operating Lease Liabilities	14,143	15,240
Income Taxes Payable	1,345	1,510
Other Long-Term Liabilities	60	57
Total Liabilities	32,373	36,595
Commitments and Contingencies
Shareholders’ Equity
Preferred stock; 100,000,000 shares authorized; none issued	—	—
Common stock; $0.01 par value; 100,000,000 shares authorized; shares issued and outstanding: 14,313,963 and 14,258,879 at March 31, 2025 and September 30, 2024, respectively	143	143
Additional paid-in capital	129,239	128,466
Accumulated other comprehensive loss	(1,316)	(720)
Retained deficit	(77,031)	(45,531)
Total Shareholders’ Equity	51,035	82,358
Total Liabilities and Shareholders’ Equity	$83,408	$118,953

AMTECH SYSTEMS, INC.

(NASDAQ: ASYS)

(Unaudited)

Consolidated Statements of Cash Flows

(in thousands)

	Six Months Ended March 31,
	2025	2024
Operating Activities
Net loss	$(31,500)	$(8,388)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	1,573	1,572
Write-down of inventory	6,618	940
Goodwill impairment	20,353	6,370
Intangible asset impairment	2,569	1,279
Deferred income taxes	—	(22)
Non-cash share-based compensation expense	623	667
Loss (gain) on sale of fixed assets	229	(2,197)
Provision for allowance for credit losses	63	—
Changes in operating assets and liabilities:
Accounts receivable	5,736	5,244
Inventories	(556)	2,617
Other assets	1,639	3,163
Accounts payable	(253)	(3,462)
Accrued income taxes	(167)	(42)
Accrued and other liabilities	(1,093)	(3,432)
Contract liabilities	(2,757)	998
Net cash provided by operating activities	3,077	5,307
Investing Activities
Purchases of property, plant and equipment	(152)	(1,976)
Proceeds from the sale of property, plant and equipment	—	2,700
Net cash (used in) provided by investing activities	(152)	724
Financing Activities
Proceeds from the exercise of stock options	150	28
Payments on long-term debt	(47)	(6,413)
Net cash provided by (used in) financing activities	103	(6,385)
Effect of Exchange Rate Changes on Cash and Cash Equivalents	(688)	221
Net Increase (Decrease) in Cash and Cash Equivalents	2,340	(133)
Cash and Cash Equivalents, Beginning of Period	11,086	13,133
Cash and Cash Equivalents, End of Period	$13,426	$13,000

AMTECH SYSTEMS, INC.

(NASDAQ: ASYS)

(Unaudited)

Reconciliation of GAAP to Non-GAAP Financial Measures

(in thousands, except per share data)

	Three Months Ended			Six Months Ended March 31,
	March 31, 2025	December 31, 2024	March 31, 2024	2025	2024
Amtech Systems, Inc. Gross (Loss) Profit:
GAAP gross (loss) profit	$(325)	$9,363	$8,451	$9,038	$16,670
Write-down of inventory related to polishing equipment	-	-	175	-	448
Inventory write-down of mature node semiconductor products	5,986	-	-	5,986	-
Intangible asset impairment	-	-	-	-	849
Non-GAAP gross (loss) profit	$5,661	$9,363	$8,626	$15,024	$17,967

GAAP gross margin	(2)%	38%	33%	23%	33%
Non-GAAP gross margin	36%	38%	34%	38%	36%

Thermal Processing Solutions Segment Gross Profit:
GAAP gross profit	$350	$7,329	$5,040	$7,680	$11,199
Write-down of inventory related to polishing equipment	-	-	-	-	-
Inventory write-down of mature node semiconductor products	3,562	-	-	3,562	-
Intangible asset impairment	-	-	-	-	-
Non-GAAP gross profit	$3,912	$7,329	$5,040	$11,242	$11,199

GAAP gross margin	3%	39%	29%	26%	32%
Non-GAAP gross margin	37%	39%	29%	38%	32%

Semiconductor Fabrication Solutions Segment Gross (Loss) Profit:
GAAP gross (loss) profit	$(675)	$2,034	$3,411	$1,358	$5,471
Write-down of inventory related to polishing equipment	-	-	175	-	448
Inventory write-down of mature node semiconductor products	2,424	-	-	2,424	-
Intangible asset impairment	-	-	-	-	849
Non-GAAP gross (loss) profit	$1,749	$2,034	$3,586	$3,782	$6,768

GAAP gross margin	(13)%	36%	43%	13%	36%
Non-GAAP gross margin	35%	36%	45%	35%	44%

AMTECH SYSTEMS, INC.

(NASDAQ: ASYS)

(Unaudited)

Reconciliation of GAAP to Non-GAAP Financial Measures

(in thousands, except per share data)

	Three Months Ended			Six Months Ended March 31,
	March 31, 2025	December 31, 2024	March 31, 2024	2025	2024
Consolidated Net (Loss) Income:
GAAP net (loss) income	$(31,812)	$312	$970	$(31,500)	$(8,388)
Gain on sale of fixed assets	-	-	(2,197)	-	(2,197)
Building move expense	-	-	231	-	231
Write-down of inventory related to polishing equipment	-	-	175	-	448
Inventory write-down of mature node semiconductor products	5,986	-	-	5,986	-
Amortization of acquired intangible assets	107	108	154	215	441
Stock compensation expense	290	333	350	623	667
Goodwill impairment	20,353	-	-	20,353	6,370
Intangible asset impairment	2,569	-	-	2,569	1,279
Severance expense	184	73	112	256	310
Non-GAAP net (loss) income	$(2,323)	$826	$(205)	$(1,498)	$(839)

Net (Loss) Income per Diluted Share:
GAAP net (loss) income per diluted share	$(2.23)	$0.02	$0.07	$(2.21)	$(0.59)
Gain on sale of fixed assets	-	-	(0.15)	-	(0.15)
Building move expense	-	-	0.02	-	0.01
Write-down of inventory related to polishing equipment	-	-	0.01	-	0.03
Inventory write-down of mature node semiconductor products	0.42	-	-	0.42	-
Amortization of acquired intangible assets	0.01	0.01	0.01	0.02	0.03
Stock compensation expense	0.02	0.02	0.02	0.04	0.05
Goodwill impairment	1.43	-	-	1.43	0.45
Intangible asset impairment	0.18	-	-	0.18	0.09
Severance expense	0.01	0.01	0.01	0.02	0.02
Non-GAAP net (loss) income per diluted share	$(0.16)	$0.06	$(0.01)	$(0.10)	$(0.06)

AMTECH SYSTEMS, INC.

(NASDAQ: ASYS)

(Unaudited)

Reconciliation of Net Income to EBITDA and Adjusted EBITDA

(in thousands, except per share data)

	Three Months Ended March 31, 2025	Six Months Ended March 31, 2025
Amtech Systems, Inc. EBITDA:
GAAP net (loss) income	$(31,812)	$(31,500)
Interest income	(27)	(31)
Interest expense	6	13
Income tax provision	272	717
Depreciation and amortization expense	821	1,573
EBITDA	(30,740)	(29,228)

Inventory write-down of mature node semiconductor products	5,986	5,986
Stock compensation expense	290	623
Goodwill impairment	20,353	20,353
Intangible asset impairment	2,569	2,569
Severance expense	184	256
Adjusted EBITDA	$(1,358)	$559